UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 30, 2008

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Computer Software Innovations, Inc. (the “Company”) is filing this Current Report on Form 8-K/A solely to correct the name of the Bank (as defined below) and refile Exhibit 10.1 filed as an exhibit to the Company’s Current Report on Form 8-K filed July 2, 2008.

We are filing a new Exhibit 10.1 to replace the original in its entirety.

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2008, Computer Software Innovations, Inc. (the “Company”) and RBC Bank (USA) (“the Bank”) entered into a modification of the Company’s $7.0 million revolving credit facility (the “Credit Facility”) to extend the maturity date of the Credit Facility from June 30, 2009 to June 30, 2010 (the “Modification”). The Modification is incorporated herein as Exhibit 10.1.

The renewal and amendment of the Credit Facility on September 14, 2007 was previously disclosed in Item 1.01 of the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 14, 2007, which disclosure is incorporated herein by reference. Further, certain original and continuing terms of the Credit Facility were previously disclosed in Item 1.01(b) of the Company’s Form 8-K filed on January 5, 2007, which disclosure is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

Exhibit 10.1	Modification to Revolving Facility between the Company and RBC Bank (USA) dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	David B. Dechant
David B. Dechant Chief Financial Officer

Dated: July 16, 2008

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Modification to Revolving Facility between the Company and RBC Bank (USA) dated June 30, 2008.